EXHIBIT 99.1
News Release

For Immediate Release	Contact: Steven E. Wilson
April 26, 2006	Chief Financial Officer
(304) 424-8704
United Bankshares, Inc. Announces
Earnings for the First Quarter of 2006
     WASHINGTON, DC and CHARLESTON, WV— United Bankshares, Inc. (NASDAQ: UBSI), today reported diluted earnings per share of 58¢ for the first quarter of 2006, which represented a 2% increase from diluted earnings per share of 57¢ for first quarter of 2005. United generated net income of $24.6 million for the first quarter of 2006 as compared to $24.8 million earned in the first quarter of 2005.
     Like most financial institutions, United’s earnings remain under pressure because of a competitive banking market for loans and deposits and a sustained flat yield curve between short-term and long-term interest rates. In order to avoid greater interest rate risk, United’s management believes it is in the best interest of the Company and the shareholders to forego some short-term profits in order to improve long-term results. Accordingly, United recently repositioned its balance sheet by selling $86 million of low-yielding investment securities and using the sale proceeds to repay higher-cost debt. Management believes the repositioning should improve United’s net interest margin and thus earnings in future periods.
     To attract new deposits, United introduced its High Performance Checking program during the first quarter of 2006. United believes these lower rate and non-interest earning deposits, mixed with its time deposit products, will lower United overall cost of funds as well as generate increased fee income in future periods. In addition, United believes the relationships created through its High Performance Checking program will allow United the opportunity to provide additional bank products to its customers. In order to promote and launch the High Performance Checking program, United incurred marketing and related costs of approximately $950 thousand during the quarter.
     In the net interest margin, the flat yield curve has resulted in a lesser increase in yields on earning assets while the upward trend in the general market interest rates has resulted in a more significant increase to funding costs. United’s tax-equivalent net interest income for the first quarter of 2006 was $58.8 million, an increase of $3.0 million or 5% from the first quarter of 2005. This increase in tax-equivalent net interest income was due mainly to a $286.6 million or 5% increase in average earning assets as average loans for the first quarter of 2006 grew $238.5 million or 5% over last year’s first quarter. In addition, the average yield on earning assets for the first quarter of 2006 increased 88 basis points from the first quarter of 2005 as a result of higher interest rates. In the first quarter of 2006, the net interest margin was aided by additional interest income of approximately $917 thousand from United’s prior asset securitization compared to the first quarter of 2005. Partially offsetting these increases to net interest income for the first quarter of 2006 was a 102 basis point increase in the cost of funds from the first quarter of 2005 due to increased deposit and borrowing costs as a result of the higher interest rates. The net interest margin for the first quarter of 2006 was 3.86%, a one basis point increase from the first quarter 2005 net interest margin of 3.85%.

United Bankshares, Inc. Announces...
April 26, 2006
Page Two
     On a linked-quarter basis, United’s tax-equivalent net interest income for the first quarter of 2006 declined $2.5 million or 4% from the fourth quarter of 2005 due to a 31 basis points increase in the average cost of funds. Additionally, interest income from United’s prior asset securitization decreased $642 thousand from the fourth quarter of 2005. The average yield on earning assets increased 12 basis points which was not enough to offset the increase in the average cost of funds. The net interest margin for the first quarter of 2006 of 3.86% was a decrease of 17 basis points from the consolidated net interest margin of 4.03% for the fourth quarter of 2005.
     Noninterest income for the first quarter of 2006 increased $743 thousand or 6% from the first quarter of 2005. As previously mentioned, United repositioned its balance sheet during the first quarter of 2006. As part of the repositioning, United prepaid a $50 million variable interest rate Federal Home Loan Bank (“FHLB”) advance and terminated a fixed interest rate swap associated with the advance. United recognized a $3.1 million gain on the termination of the interest rate swap. Additionally, fees from deposit services in the first quarter of 2006 increased $500 thousand or 8% from the first quarter of 2005 while fees from trust and brokerage services increased $262 thousand or 10% over the same time period. During the first quarter of 2006, United incurred a net loss on security transactions of $2.8 million as compared to a net gain of $924 thousand in the first quarter of 2005. The net loss in the first quarter of 2006 was due primarily to an other than temporary impairment on approximately $86 million of low-yielding fixed rate investment securities which United sold as part of its balance sheet repositioning. On a linked-quarter basis, noninterest income increased $351 thousand or 3% from the fourth quarter of 2005 due mainly to the $3.1 million gain on the aforementioned termination of the interest rate swap which more than offset the $2.6 million increase in net losses on security transactions. Income from trust and brokerage services showed a growth of $249 thousand or 9% for the first quarter of 2006 over the fourth quarter of 2005.
     Noninterest expense increased $3.4 million or 12% for the first quarter of 2006 as compared to the first quarter of 2005 due mainly to an increase in salaries and benefits expense of $1.0 million or 7%. Salaries for the first quarter of 2006 increased $636 thousand from the first quarter of 2005 while health insurance and pension costs increased $280 thousand and $160 thousand, respectively, over the same time period. In addition, as previously mentioned, United incurred marketing and related costs of approximately $950 thousand during the quarter to promote and launch its new High Performance Checking program. On a linked-quarter basis, noninterest expense increased $862 thousand or 3% due primarily to the costs associated with the High Performance Checking program.
     United’s credit quality continues to be sound. At March 31, 2006, nonperforming loans were $12.9 million or 0.27% of loans, net of unearned income compared to $13.2 million or 0.28% of loans, net of unearned income at December 31, 2005. Net charge-offs were a low $156 thousand for the first quarter of 2006 as compared to $1.0 million for the first quarter of 2005. For the quarters ended March 31, 2006 and 2005, the provision for credit losses was $250 thousand and $1.1 million, respectively. As of March 31, 2006, the allowances for loan losses and lending-related commitments totaled $53.0 million or 1.13% of loans, net of unearned income, as compared to $52.9 million or 1.14% of loans, net of unearned income at December 31, 2005.

United Bankshares, Inc. Announces...
April 26, 2006
Page Three
     During the first quarter, United’s Board of Directors declared a cash dividend of 27¢ per share. The 2006 annualized first quarter dividend of 27¢ per share equals $1.08, which would represent the 33rd consecutive year of dividend increases for United shareholders.
     United Bankshares, with $6.7 billion in assets, presently has 90 full-service offices in West Virginia, Virginia, Maryland, Ohio, and Washington, D.C. United Bankshares stock is traded on the NASDAQ (National Association of Securities Dealers Quotation System) Stock Market System under the quotation symbol “UBSI”.
This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In Thousands Except for Per Share Data)

	Three Months Ended
	March 31	March 31	December 31
	2006	2005	2005
EARNINGS SUMMARY:
Interest income, taxable equivalent	$99,311	$82,041	$97,866
Interest expense	40,560	26,286	36,612
Net interest income, taxable equivalent	58,751	55,755	61,254
Taxable equivalent adjustment	3,730	2,765	3,533
Net interest income	55,021	52,990	57,721
Provision for credit losses	250	1,111	2,058
Noninterest income	13,662	12,919	13,311
Noninterest expenses	32,188	28,741	31,326
Income taxes	11,635	11,297	11,962
Net income	$24,610	$24,760	$25,686

PER COMMON SHARE:
Net income:
Basic	$0.59	$0.58	$0.61
Diluted	0.58	0.57	0.60
Cash dividends	0.27	0.26	0.27
Book value	15.26	14.65	15.12
Closing market price	$38.27	$33.14	$35.24
Common shares outstanding:
Actual at period end, net of treasury shares	41,848,564	42,790,954	42,008,179
Weighted average- basic	41,923,726	42,900,416	42,117,900
Weighted average- diluted	42,379,242	43,418,579	42,638,687

FINANCIAL RATIOS:
Return on average assets	1.49%	1.58%	1.54%
Return on average shareholders’ equity	15.51%	15.71%	15.76%
Average equity to average assets	9.63%	10.05%	9.79%
Net interest margin	3.86%	3.85%	4.03%

	March 31	March 31	December 31
	2006	2005	2005
PERIOD END BALANCES:
Assets	$6,706,832	$6,311,308	$6,728,492
Earning assets	6,133,062	5,823,572	6,129,969
Loans, net of unearned income	4,693,329	4,391,093	4,649,829
Loans held for sale	1,773	4,488	3,324
Investment securities	1,453,394	1,389,152	1,501,966
Total deposits	4,703,268	4,350,439	4,617,452
Shareholders’ equity	638,607	626,683	635,205

EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March	March	December
	2006	2005	2005
Interest & Loan Fees Income	$95,581	$79,276	$94,333
Tax Equivalent Adjustment	3,730	2,765	3,533

Interest & Fees Income (FTE)	99,311	82,041	97,866
Interest Expense	40,560	26,286	36,612

Net Interest Income (FTE)	58,751	55,755	61,254

Provision for Credit Losses	250	1,111	2,058

Non-Interest Income:
Investment securities transactions	(2,838)	924	(194)
Fees from trust & brokerage services	3,020	2,758	2,771
Fees from deposit services	6,991	6,491	7,040
Other charges, commissions, and fees	1,670	1,331	1,598
Income from mortgage banking operations	229	126	365
Gain on termination of interest rate swap associated with prepayment of FHLB advance	3,060	—	—
Other non-interest revenue	1,530	1,289	1,731

Total Non-Interest Income	13,662	12,919	13,311

Non-Interest Expense:
Salaries and employee benefits	15,098	14,066	15,005
Net occupancy	3,313	3,095	2,942
Other expenses	12,940	10,698	12,123
Prepayment penalties on FHLB advances	—	—	406
Amortization of intangibles	510	611	535
OREO expense	179	120	169
FDIC expense	148	151	146

Total Non-Interest Expense	32,188	28,741	31,326

Income Before Income Taxes (FTE)	39,975	38,822	41,181

Tax Equivalent Adjustment	3,730	2,765	3,533

Income Before Income Taxes	36,245	36,057	37,648

Taxes	11,635	11,297	11,962

Net Income	$24,610	$24,760	$25,686

MEMO: Effective Tax Rate	32.10%	31.33%	31.77%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	March 31	March 31
	2006	2005	March 31	December 31
	Q-T-D Average	Q-T-D Average	2006	2005
Cash & Cash Equivalents	$155,963	$167,617	$194,882	$207,962

Securities Available for Sale	1,263,306	1,219,415	1,237,596	1,274,621
Held to Maturity Securities	223,003	233,100	215,798	227,345

Total Securities	1,486,309	1,452,515	1,453,394	1,501,966

Total Cash and Securities	1,642,272	1,620,132	1,648,276	1,709,928

Loans held for sale	2,350	1,913	1,773	3,324

Commercial Loans	2,578,117	2,421,531	2,612,356	2,599,781
Mortgage Loans	1,683,337	1,580,145	1,713,317	1,668,782
Consumer Loans	379,868	401,202	374,396	387,959

Gross Loans	4,641,322	4,402,878	4,700,069	4,656,522

Unearned income	(6,715)	(6,382)	(6,740)	(6,693)

Loans, net of unearned income	4,634,607	4,396,496	4,693,329	4,649,829

Allowance for Loan Losses	(44,229)	(43,377)	(44,135)	(44,138)

Goodwill	167,487	166,925	167,461	167,487
Other Intangibles	4,282	6,532	4,017	4,527

Total Intangibles	171,769	173,457	171,478	172,014

Real Estate Owned	3,092	3,273	3,145	2,941
Other Assets	270,553	211,399	232,966	234,594

Total Assets	$6,680,414	$6,363,293	$6,706,832	$6,728,492

MEMO: Earning Assets	$6,120,599	$5,833,995	$6,133,062	$6,129,969

Interest-bearing Deposits	$3,695,782	$3,436,365	$3,796,194	$3,657,778
Noninterest-bearing Deposits	900,751	877,253	907,074	959,674

Total Deposits	4,596,533	4,313,618	4,703,268	4,617,452

Short-term Borrowings	834,310	739,645	787,831	856,425
Long-term Borrowings	544,930	615,438	495,611	547,731

Total Borrowings	1,379,240	1,355,083	1,283,442	1,404,156

Other Liabilities	61,227	55,293	81,515	71,679

Total Liabilities	6,037,000	5,723,994	6,068,225	6,093,287

Common Equity	643,414	639,299	638,607	635,205

Total Shareholders’ Equity	643,414	639,299	638,607	635,205

Total Liabilities & Equity	$6,680,414	$6,363,293	$6,706,832	$6,728,492

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	March	March	December
	2006	2005	2005
Quarterly Share Data:

Earnings Per Share:
Basic	$0.59	$0.58	$0.61
Diluted	$0.58	$0.57	$0.60

Common Dividend Declared Per Share	$0.27	$0.26	$0.27

High Common Stock Price	$38.50	$38.62	$38.55
Low Common Stock Price	$34.46	$32.00	$32.34

Average Shares Outstanding (Net of Treasury Stock):
Basic	41,923,726	42,900,416	42,117,900
Diluted	42,379,242	43,418,579	42,638,687

Memorandum Items:

Tax Applicable to Security Transactions	$(993)	$323	$(67)

Common Dividends	$11,331	$11,138	$11,356

	March	March	December
	2006	2005	2005
EOP Share Data:

Book Value Per Share	$15.26	$14.65	$15.12
Tangible Book Value Per Share	$11.16	$10.60	$11.03

52-week High Common Stock Price	$38.55	$39.35	$38.62
Date	12/02/05	12/02/04	01/03/05
52-week Low Common Stock Price	$29.82	$29.15	$29.82
Date	04/29/05	05/10/04	04/29/05

EOP Shares Outstanding (Net of Treasury Stock):	41,848,564	42,790,954	42,008,179

Memorandum Items:

EOP Employees (full-time equivalent)	1,352	1,319	1,374

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Three Months Ended
March	March	December
2006	2005	2005
Selected Yields and Net Interest Margin:
Loans	6.96%	6.03%	6.76%
Investment Securities	5.37%	4.68%	5.45%
Money Market Investments/FFS	2.84%	1.94%	3.80%
Average Earning Assets Yield	6.55%	5.67%	6.43%
Interest-bearing Deposits	2.68%	1.73%	2.41%
Short-term Borrowings	3.65%	1.87%	3.03%
Long-term Borrowings	6.41%	5.39%	6.21%
Average Liability Costs	3.24%	2.22%	2.93%
Net Interest Spread	3.31%	3.45%	3.50%
Net Interest Margin	3.86%	3.85%	4.03%

Selected Financial Ratios:

Return on Average Common Equity	15.51%	15.71%	15.76%
Return on Average Assets	1.49%	1.58%	1.54%
Loan / Deposit Ratio	99.79%	100.93%	100.70%
Allowance for Loan Losses/ Loans, net of unearned income	0.94%	0.99%	0.95%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.13%	1.17%	1.14%
Nonaccrual Loans / Loans, net of unearned income	0.16%	0.14%	0.15%
90-Day Past Due Loans/ Loans, net of unearned income	0.12%	0.08%	0.13%
Non-performing Loans/ Loans, net of unearned income	0.27%	0.22%	0.28%
Non-performing Assets/ Total Assets	0.24%	0.20%	0.24%
Primary Capital Ratio	10.23%	10.66%	10.15%
Shareholders’ Equity Ratio	9.52%	9.93%	9.44%
Price / Book Ratio	2.51	x	2.26	x	2.33	x
Price / Earnings Ratio	16.48	x	14.53	x	14.62	x
Efficiency Ratio	41.86%	41.34%	40.96%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	March	March	December
	2006	2005	2005
Asset Quality Data:

EOP Non-Accrual Loans	$7,308	$5,955	$7,146
EOP 90-Day Past Due Loans	5,569	3,565	6,039

Total EOP Non-performing Loans	$12,877	$9,520	$13,185

EOP Other Real Estate & Assets Owned	3,145	2,974	2,941

Total EOP Non-performing Assets	$16,022	$12,494	$16,126

	Three Months Ended
	March	March	December
	2006	2005	2005
Allowance for Credit Losses:(1)

Beginning Balance	$52,871	$51,353	$51,995
Provision Expense	250	1,111	2,058

	53,121	52,464	54,053

Gross Charge-offs	(671)	(1,538)	(1,493)
Recoveries	515	498	311

Net Charge-offs	(156)	(1,040)	(1,182)

Ending Balance	$52,965	$51,424	$52,871

Note: (1) Includes allowances for loan losses and lending-related commitments.